SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2013
Date of report (Date of earliest event reported)
________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 26, 2013, BioLife Solutions, Inc. (the “Company”) entered into note conversion agreements (each, an “Agreement” and together, the “Agreements”) with each of Thomas Girschweiler and Walter Villiger (each, an “Investor” and together, the “Investors”).

Mr. Girschweiler is a director of the Company and holds approximately 20% of the Company’s issued and outstanding common stock as of the date hereof.  Mr. Villiger holds approximately 27% of the Company’s issued and outstanding common stock as of the date hereof.

Background Information

On January 11, 2008, the Company issued to each of the Investors a promissory note in the original principal amount of $2,500,000, which was subsequently amended October 20, 2008, December 16, 2009, November 16, 2010, August 10, 2011, and May 30, 2012 (each, a “Note” and collectively, the “Notes”), in connection with that certain Secured Multi-Draw Term Loan Facility Agreement dated as of January 11, 2008, by and among the Company and the Investors, which was subsequently amended October 20, 2008, December 16, 2009, November 16, 2010, August 10, 2011, and May 30, 2012 (the “Facility Agreement”). As of the date hereof, the aggregate outstanding principal balance on the Notes was approximately $10,600,000.  The Notes are due and payable, together with accrued interest, on the earlier of (i) January 11, 2016, or (ii) an Event of Default (as defined in the Note).

Terms of the Conversion Agreements

Pursuant to the Agreements, the conversion of the Notes will be effected on substantially similar terms and in connection with the Company’s next offer and sale of its equity for cash (a “Qualified Financing”). The entire outstanding indebtedness of the Notes, including all accrued and unpaid interest through the date of conversion, will convert into substantially identical securities of the Company issued in the Qualified Financing, at a conversion price equal to the per security offering price in the Qualified Financing in consideration for the cancellation by the Investors of the entire principal amount of indebtedness and accrued interest thereon, and the release of all related security interests.

The foregoing description of the Agreements are not complete and is qualified in its entirety by reference to the full and complete terms of the Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

ITEM 1.02                      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 1.01 above is incorporated herein by reference.

Upon the occurrence of the conversion, all commitments of the Investor will terminate and the Facility Agreement, the Notes, any liens or security interests granted in connection with the indebtedness and other similar documents, will be automatically released and terminated.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #                 Description

10.1	Note Conversion Agreement, dated December 16, 2013, by and among the Company and Walter Villiger.

10.2	Note Conversion Agreement, dated December 16, 2013, by and among the Company and Thomas Girschweiler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: December 16, 2013	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer